                     FIRST INDUSTRIAL REALTY TRUST REPORTS
                             SECOND QUARTER RESULTS

                       -   4.7 MILLION SQUARE FEET LEASED IN SECOND QUARTER
                       -   74.5% TENANT RETENTION
                       - $97 MILLION OF BUILD-TO-SUIT DEVELOPMENTS IN PROGRESS OR IN FINAL NEGOTIATION

CHICAGO, July 23, 2003 -- First Industrial Realty Trust, Inc. (NYSE: FR), the nation's largest provider of diversified industrial real estate, announced results for the quarter ended June 30, 2003. Fully-diluted earnings per share, including income from discontinued operations and before extraordinary items
(EPS), was $0.47 compared to $0.62 per share for the same quarter last year, representing a decrease of 24.2 percent. Earnings in the quarter were $18.4 million compared to $24.6 million for the same quarter last year, representing a decrease of 25.2 percent year over year. For the six months ended June 30, 2003, EPS decreased 7.4 percent to $1.13 from $1.22.

"Despite the prolonged weak operating environment, our local management teams continue to execute on the leasing front, helping us to achieve a slight improvement in overall portfolio occupancy and our highest level of tenant retention in over two years," said Mike Brennan, president and chief executive officer. "Year-to-date, we have leased over ten million square feet and are well on our way to renewing our 2003 lease expirations and achieving our goal of raising portfolio occupancy to 89% by year end."

Brennan continued, "While a delay in the closing of a sale transaction caused lower than initially anticipated second quarter results, our focus on achieving higher returns through capital recycling is a strategy that we believe will benefit shareholders over the long term. Our national platform and expertise in diverse industrial property types provides ample opportunity for us to continue to create value in this large and liquid industrial market."


                                     -more-

A summary of the Company's portfolio and investment performance and solid financial position is listed below:

Portfolio Performance
- For the quarter leased 4.7 million square feet and year-to-date leased 10.4 million square feet.
- Actual cash-on-cash rents declined 6.9%.
- Occupancy was 87.4% and tenant retention was 74.5%.
- Same property net operating income (NOI) declined by 5.9%.

Investment Performance
- For the quarter, net economic gains were $11.5 million, comprised of $6.0 million from existing property sales, $3.9 million from merchant development/redevelopment and $1.6 million from land sales. Year-to-date, net economic gains were $23.4 million, comprised of $13.1 million from existing property sales, $8.7 million from merchant development/redevelopment and $1.6 million from land sales.
- For the quarter, acquired $110.6 million of property, comprising 3.2 million square feet, at a stabilized weighted average 10.2% capitalization
     (cap) rate. Year-to-date, acquired $131.0 million of property, comprising
     3.8 million square feet, at a stabilized weighted average 10.1% cap rate.
- For the quarter, placed in service $8.7 million of new developments comprising 252,000 square feet, with an expected aggregate first-year stabilized yield of approximately 9.5%. Year-to-date, placed in service $21.3 million of new developments comprising 535,400 square feet, with an expected aggregate first-year stabilized yield of approximately 9.6%.
- Development under construction at the end of the quarter stood at $151.5 million with an expected aggregate first-year stabilized yield of 9.4%.
- For the quarter, sold 23 properties and 1 parcel of land for $78.2 million at a weighted average 8.4% cap rate and a weighted average 13.0% unleveraged internal rate of return (IRR). Year-to-date, sold 45 properties and 3 parcels of land for $144.2 million at a weighted average 8.6% capitalization (cap) rate and a weighted average 13.9% unleveraged internal rate of return (IRR). Proceeds from dispositions will be used to fund new investments pursuant to the Company's investment strategy.
- Second quarter property dispositions included $19.7 million of property sold to the Company's fund with the Kuwait Finance House (KFH), increasing the fund's capitalization to $230.4 million.
- The pipeline of properties that the Company expects to sell over the next 18 months, along with anticipated fee development activity, is approximately $689 million.

Johannson Yap, chief investment officer, stated, "Our broad operating platform and disciplined approach to sourcing and harvesting value enabled us to continue to successfully spread invest and create value for shareholders. In addition, we currently have $97 million in build-to-suit developments in progress or in final negotiation, expanding our future value creation opportunities. We expect to monetize build-to-suit developments in progress over the next eighteen months, with the majority being monetized in 2004.



                                     -more-

"We were net investors during the quarter, investing approximately $32 million in excess of our dispositions. Our acquisitions included a nine-facility, 724,502 square foot portfolio in the San Diego submarket of Otay Mesa, California and a 657,451 square-foot sale-leaseback with Whirlpool Corp. Our corporate customer list continues to grow as our national infrastructure and end-to-end supply chain solutions meet a broad range of customer needs."

Solid Financial Position
-    Fixed-charge coverage is 2.2 times and interest coverage is 2.6 times.
-    Unencumbered assets represent 97.6% of total assets.
- The weighted average maturity of permanent debt is 11.1 years, one of the longest in the REIT industry.
-    100% of the company's permanent debt is fixed rate.

Mike Havala, chief financial officer, commented, "During the quarter we launched our second joint venture with the Kuwait Finance House, a $425 million fund targeting investment in net leased industrial properties. This fund provides us with an additional source of capital that facilitates both the solutions we offer Corporate America through newly created sale/leasebacks and the acquisition of net leased industrial properties."

Supplemental Reporting Measure
For the three months ended June 30, 2003, funds from operations (FFO) per share/unit was $0.72 on a fully-diluted basis and totaled $33.5 million. For the six months ended June 30, 2003, FFO per share/unit was $1.63 and totaled $74.7 million. As previously announced, the Company simplified and revised its calculation of FFO effective January 1, 2003. Accordingly, for the three and six months ended June 30, 2003, the Company computed FFO to be equal to net income available to common stockholders, plus depreciation/amortization/impairment of real estate, minus accumulated depreciation/amortization/impairment on real estate sold. For prior periods, including the three and six months ended June 30, 2002, the Company computed FFO to be equal to net income available to common stockholders, excluding extraordinary gains/losses from debt restructuring and sales of depreciated property (other than net economic gains/losses from sales of properties related to the Company's Integrated Industrial Solutions(TM) activities), plus depreciation and amortization (other than amortization of deferred financing costs, interest rate protection agreements and corporate furniture, fixtures & equipment), and after adjustments for unconsolidated partnerships and joint ventures. For the three months ended June 30, 2002, FFO per share/unit was $0.84 on a fully-diluted basis and totaled $39.3 million. For the six months ended June 30, 2002, FFO per share/unit was $1.76 and totaled $81.9 million.

Outlook for 2003
"We do not see a meaningful recovery in the economy or in capital spending through the remainder of the year, and as a result expect the operating environment to remain challenging," Brennan continued. "Our regional management team is focused on portfolio operations and in identifying opportunities to drive excess returns for our shareholders. We believe our ability to maintain our high investment standards throughout this challenging environment is key to creating enhanced value for our shareholders, and that our portfolio is well positioned to benefit from any improvement in the overall economic environment.



                                     -more-

"We are maintaining an estimated full-year 2003 EPS range of $2.15 to $2.35, with an estimated range of $0.52 to $0.56 for the third quarter. Sales volume in 2003 is assumed to be approximately $300 million to $400 million with a 9% to 10% average cap rate, with book gains from property sales/fees of between $75 million and $80 million, which equates to between $50 million and $55 million in economic profit contribution to FFO in 2003. Investment volume assumptions for 2003, which include both new developments and acquisitions, are approximately $300 million to $400 million with a 10% to 11% average cap rate. We assume no significant changes in our balance sheet structure.

"We expect to deliver FFO per share in the range of $3.35 to $3.55 for full-year 2003, with an estimated range of $0.86 to $0.90 for the third quarter. For full-year 2003, even assuming the low end of our guidance range, we expect to generate cash flow in excess of our common stock dividend."




                                                                            Low End of           High End of
                                                                           Guidance for          Guidance for
                                                                              3Q 2003              3Q 2003
                                                                         (Per share/unit)      (Per share/unit)
                                                                         ----------------      ----------------
Net Income Available to Common Stockholders                                $      0.52          $       0.56
Add: Real Estate Depreciation/Amortization                                        0.45                  0.45
Less: Accumulated Depreciation/Amortization on Real Estate Sold                  (0.11)                (0.11)
                                                                         ----------------      ----------------
FFO                                                                        $      0.86          $       0.90
                                                                         ================      ================


                                                                            Low End of           High End of
                                                                         Guidance for 2003    Guidance for 2003
                                                                         (Per share/unit)      (Per share/unit)
                                                                         ----------------      ----------------
Net Income Available to Common Stockholders                               $       2.15          $       2.35
Add: Real Estate Depreciation/Amortization                                        1.74                  1.74
Less: Accumulated Depreciation/Amortization on Real Estate Sold                  (0.54)                (0.54)
                                                                         ----------------      ----------------
FFO                                                                       $       3.35          $       3.55
                                                                         ================      ================


Brennan continued, "A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the overall economy, the supply and demand of industrial real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results for 2003. However, I believe that First Industrial has the proper strategic and tactical design to deliver such results. We believe our I-N-D-L infrastructure -- with its offensive and defensive characteristics -- will continue to support our efforts and prove its value."




                                     -more-

COMPANY INFORMATION
First Industrial Realty Trust, Inc., the nation's largest provider of diversified industrial real estate, serves every aspect of Corporate America's industrial real estate needs, including customized supply chain solutions, through its unique I-N-D-L operating platform, which utilizes a pure Industrial focus and National scope to provide Diverse facility types, while offering Local, full-service management and expertise. Building, buying, selling, leasing and managing industrial property in major markets nationwide, First Industrial develops long term relationships with corporate real estate directors, tenants and brokers to better serve customers with creative, flexible industrial real estate solutions.

FORWARD-LOOKING INFORMATION
This press release contains forward-looking information about the Company. A number of factors could cause the Company's actual results to differ materially from those anticipated, including changes in: economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts), availability of financing, interest rate levels, competition, supply and demand for industrial properties in the Company's current and proposed market areas, potential environmental liabilities, slippage in development or lease-up schedules, tenant credit risks, higher-than-expected costs and changes in general accounting principles, policies and guidelines applicable to real estate investment trusts. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission.

A schedule of selected financial information is attached.

First Industrial will host a quarterly conference call at 10 a.m. CDT, 11 a.m. EDT, on Thursday, July 24, 2003. The call-in number is (800) 865-4460 and the passcode is "First Industrial." The conference call will also be available live on First Industrial's web site, www.firstindustrial.com, under the "Investor Relations" tab. Replay will also be available on the web site.


The company's second quarter supplemental information can be viewed on First Industrial's web site, www.firstindustrial.com, under the "Financials" tab. For a hard copy of the company's quarterly supplemental information report or other investor materials, please contact:

                           Karen Henderson
                           First Industrial Realty Trust, Inc.
                           311 South Wacker Drive, Suite 4000
                           Chicago, IL  60606
                           Phone:  (312) 344-4335 -- Facsimile:  (312) 922-9851




                                     -more-

                       FIRST INDUSTRIAL REALTY TRUST, INC.
                             SELECTED FINANCIAL DATA
           (IN THOUSANDS, EXCEPT FOR PER SHARE/UNIT AND PROPERTY DATA)
                                   (UNAUDITED)





                                                                               THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                           ------------------------      ------------------------
                                                                             JUNE 30,      JUNE 30,       JUNE 30,       JUNE 30,
                                                                              2003           2002           2003           2002
                                                                           ---------      ---------      ---------      ---------
STATEMENT OF OPERATIONS AND OTHER DATA:
  Total  Revenues                                                          $  85,962      $  83,159      $ 181,055      $ 162,545

  Property Expenses                                                           28,223         26,601         58,249         50,985
  General & Administrative Expense                                             7,223          4,860         13,987         10,023
  Interest Expense                                                            23,966         22,920         47,792         42,704
  Amortization of Deferred Financing Costs                                       437            497            875            959
  Amortization of Corporate F,F&E                                                319            416            627            824
  Depreciation and Amortization of Real Estate                                19,489         16,899         37,841         33,167
  Loss from Early Retirement of Debt (b)                                          --            888          1,466            888
                                                                           ---------      ---------      ---------      ---------

  Total  Expenses                                                             79,657         73,081        160,837        139,550

     INCOME FROM CONTINUING OPERATIONS BEFORE EQUITY IN NET
         INCOME OF JOINT VENTURES, GAIN ON SALE OF REAL ESTATE AND
         INCOME ALLOCATED TO MINORITY INTEREST                                 6,305         10,078         20,218         22,995

  Equity in Net Income of Joint Ventures (d)                                     269            354            443            576
  Gain on Sale of Real Estate                                                  3,336          4,845          6,618         10,184
  Minority Interest Allocable to Continuing Operations                          (706)        (1,346)        (2,568)        (3,024)
                                                                           ---------      ---------      ---------      ---------

     INCOME FROM CONTINUING OPERATIONS                                         9,204         13,931         24,711         30,731

  Income from Discontinued Operations (Including
         Gain on Sale of Real Estate of $16,374 and
         $14,982 for the Three Months Ended June 30, 2003 and
         2002, respectively, and $32,849 and
         $25,311 for the Six Months Ended June 30, 2003
         and June 30, 2002, respectively (c))                                 16,734         19,710         34,428         36,182
  Minority Interest Allocable to Discontinued Operations (c)                  (2,465)        (2,954)        (5,116)        (5,453)
                                                                           ---------      ---------      ---------      ---------

     NET INCOME                                                               23,473         30,687         54,023         61,460


  Preferred Dividends                                                         (5,044)        (6,113)       (10,088)       (13,344)
                                                                           ---------      ---------      ---------      ---------

     NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                           $  18,429      $  24,574      $  43,935      $  48,116

  Add:  Depreciation and Amortization of Real Estate - Including
        Discontinued Operations                                               19,738         18,737         38,675         37,296
  Add:  Minority Interest                                                      3,171          4,300          7,684          8,477
  Add:  Depreciation and Amortization of Real Estate-  Joint Ventures (d)        301            300            685            469
  Less:  Accumulated Depreciation/Amortization on Real Estate Sold            (8,166)            --        (16,084)            --
  Less:  Accumulated Depreciation/Amortization on Real Estate Sold and
          Non-IIS Gains (Losses)                                                  --         (8,368)            --        (12,225)
  Less:  Accumulated Depreciation/Amortization on Real Estate
           Sold-  Joint Ventures (d)                                             (10)          (236)          (222)          (271)
                                                                           ---------      ---------      ---------      ---------

     FUNDS FROM OPERATIONS ("FFO")  (a)                                    $  33,463      $  39,307      $  74,673      $  81,862

  Add:  Loss From Early Retirement of Debt (b)                                  --              888          1,466            888
  Add:  Restricted Stock Amortization                                          1,506          1,367          2,707          2,525
  Add: Amortization of Deferred Financing Costs                                  437            497            875            959
  Add:  Amortization of Corporate F,F&E                                          319            416            627            824
  Less:  Non-Incremental Capital Expenditures                                (11,439)        (8,116)       (20,158)       (13,643)
  Less:  Straight-Line Rent                                                     (285)            (3)          (686)          (684)
                                                                           ---------      ---------      ---------      ---------

     FUNDS AVAILABLE FOR DISTRIBUTION ("FAD")  (a)                         $  24,001      $  34,356      $  59,504      $  72,731
                                                                           =========      =========      =========      =========

                                                                                THREE MONTHS ENDED        SIX MONTHS ENDED
                                                                             ------------------------   ---------------------
                                                                                JUNE 30,     JUNE 30,    JUNE 30,    JUNE 30,
                                                                                 2003         2002        2003        2002
                                                                             -----------  -----------   ---------   ---------
       RECONCILIATION OF NET INCOME AVAILABLE TO
       COMMON STOCKHOLDERS TO EBITDA (a) AND NOI (a)

       NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                           $    18,429  $    24,574   $  43,935   $  48,116

    Add:  Interest Expense                                                        23,966       22,920      47,792      42,704
    Add:  Depreciation and Amortization of Real Estate                            19,738       18,737      38,675      37,296
    Add:  Preferred Dividends                                                      5,044        6,113      10,088      13,344
    Add:  Income Allocated to Minority Interest                                    3,171        4,300       7,684       8,477
    Add:  Loss From Early Retirement of Debt (b)                                      --          888       1,466         888
    Add:  Amortization of Deferred Financing Costs                                   437          497         875         959
    Add:  Amortization of Corporate F,F&E                                            319          416         627         824
    Add:  Depreciation and Amortization of Real Estate-  Joint Ventures (d)          301          300         685         469
    Less:  Accumulated Depreciation/Amortization on Real Estate
                 Sold-  Joint Ventures (d)                                           (10)        (236)       (222)       (271)
    Less:  Accumulated Depreciation/Amortization on Real Estate Sold              (8,166)          --     (16,084)         --
    Less:  Accumulated Depreciation/Amortization on Real Estate Sold
                and Non-IIS Gains (Losses)                                            --       (8,368)         --     (12,225)
                                                                             -----------  -----------   ---------   ---------

       EBITDA (a)                                                            $    63,229  $    70,141   $ 135,521   $ 140,581

    Add:  General and Administrative Expense                                       7,223        4,860      13,987      10,023
    Less:  Net Economic Gains (Losses)                                           (11,544)     (11,459)    (23,383)    (23,270)
    Less:  Equity in FFO of Joint Ventures (d)                                      (560)        (418)       (906)       (774)
                                                                             -----------  -----------   ---------   ---------

       NET OPERATING INCOME ("NOI") (a)                                      $    58,348  $    63,124   $ 125,219   $ 126,560
                                                                             ===========  ===========   =========   =========

WEIGHTED AVG. NUMBER OF SHARES/UNITS OUTSTANDING- BASIC                           46,084       46,346      45,772      46,148
WEIGHTED AVG. NUMBER OF SHARES/UNITS OUTSTANDING- DILUTED                         46,190       46,769      45,856      46,494
WEIGHTED AVG. NUMBER OF SHARES OUTSTANDING- BASIC                                 39,290       39,407      38,969      39,194
WEIGHTED AVG. NUMBER OF SHARES OUTSTANDING- DILUTED                               39,396       39,830      39,053      39,540

PER SHARE/UNIT DATA:
     FFO:
                                                        - Basic              $      0.73  $      0.85   $    1.63   $    1.77
                                                        - Diluted            $      0.72  $      0.84   $    1.63   $    1.76
     Income from Continuing Operations Less Preferred Stock Dividends Per
           Weighted Average Common Share Outstanding:
                                                        - Basic              $      0.11  $      0.20   $    0.38   $    0.44
                                                        - Diluted            $      0.11  $      0.20   $    0.37   $    0.44
     Net Income Available to Common Stockholders per Weighted Average
           Common Share Outstanding:
                                                        - Basic              $      0.47  $      0.62   $    1.13   $    1.23
                                                        - Diluted            $      0.47  $      0.62   $    1.13   $    1.22
     Dividends/Distributions                                                 $    0.6850  $    0.6800   $  1.3700   $  1.3600

FFO PAYOUT RATIO                                                                    94.3%        80.2%       84.0%       76.7%
FAD PAYOUT RATIO                                                                   131.5%        91.7%      105.4%       86.3%

BALANCE SHEET DATA (END OF PERIOD):
      Real Estate Before Accumulated Depreciation                            $ 2,771,121  $ 2,732,653
      Real Estate Held For Sale, Net                                              11,244       36,675
      Total Assets                                                             2,633,814    2,671,437
      Debt                                                                     1,453,630    1,465,288
      Total Liabilities                                                        1,587,061    1,584,447
      Stockholders' Equity and Minority Interest                             $ 1,046,753  $ 1,086,990

PROPERTY DATA (END OF PERIOD):
    Total Properties                                                                 888          906
    Total Gross Leasable Area (in sq ft)                                      60,406,901   63,276,527
    Occupancy                                                                       87.4%        90.9%

(a) Investors in and analysts following the real estate industry utilize FFO, NOI, EBITDA and FAD, variously defined, as supplemental performance measures. While the Company believes net income available to common stockholders, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization/impairment of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation/amortization/impairment and non-property specific expenses such as general and administrative expenses. EBITDA provides a further tool to evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a further tool to evaluate ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

     As previously announced, the Company simplified and revised its calculation of FFO effective January 1, 2003. Accordingly, for the six and three months ended June 30, 2003, the Company calculated FFO to be equal to net income available to common stockholders plus depreciation/amortization/impairment on real estate minus accumulated depreciation/amortization/impairment on real estate sold. For periods prior to 2003, including the six and three months ended June 30, 2002, the Company calculated FFO to be equal to net income available to common stockholders, excluding extraordinary gains/losses from debt restructuring and sales of depreciated property (other than Net Economic Gains (Losses) on sales of properties related to the Company's Integrated Industrial Solutions TM ("IIS") activities), plus depreciation/amortization/impairment (other than amortization of deferred financing costs, interest rate protection agreements and corporate F,F&E) and after adjustments for unconsolidated partnerships and joint ventures. Net Economic Gains (Losses) are calculated by subtracting from gain on sale of real estate (calculated in accordance with GAAP, including gains on sale of real estate classified as discontinued operations) the recapture of accumulated depreciation/amortization/impairment on real estate sold.

     NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

     EBITDA is defined as NOI plus the equity in FFO of the Company's joint ventures, which are accounted for under the equity method of accounting, plus Net Economic Gains (Losses), minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.

     FAD is defined as EBITDA minus GAAP interest expense, minus preferred stock dividends, minus straight-line rental income, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

     FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income available to common stockholders (calculated in accordance with GAAP), as a measure of results of operations, or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD as calculated by the Company may not be comparable to similarly titled, but differently calculated, measures of other REITs or to the definition of FFO published by NAREIT.

(b)  Represents a loss from the early retirement of debt.

(c) In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). FAS 144 requires that the operations and gain (loss) on sale of all properties sold subsequent to December 31, 2001, that were not held for sale at December 31, 2001, and properties that were classified as held for sale subsequent to December 31, 2001, be presented in discontinued operations. FAS 144 also requires that prior periods be restated.

(d) Represents the Company's share of net income, depreciation/amortization of real estate and accumulated depreciation/amortization on real estate sold from the Company's joint ventures in which it owns minority equity interests.